Exhibit No. 10.37

FOURTH AMENDMENT AGREEMENT

        FOURTH AMENDMENT AGREEMENT (this "Agreement") dated as of July 12, 2005 by and among (1) Gerber Scientific, Inc. and Gerber Scientific International, Inc. (collectively, the "Borrowers"), (2) Gerber Coburn Optical International, Inc., Spandex Limited, Spandex Benelux BV, Gerber Scientific International Ltd. (f/k/a ND Graphic Products Limited), H. Brunner GmbH, and Gerber Scientific UK Ltd., (collectively, the "Guarantors"), (3) the financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the "Lenders" and individually, a "Lender"), (4) Bank of America, N.A., successor by merger to Fleet National Bank, as issuing bank (the "Issuing Bank"), and (5) Fleet Capital Corporation, as administrative agent (the "Administrative Agent") for the Lenders with respect to a certain Credit and Security Agreement dated as of May 5, 2003 by and among the Borrowers, the Guarantors, the Lenders, the Issuing Bank and the Administrative Agent (as amended to date, the "Credit Agreement").

W I T N E S S E T H:

        WHEREAS, the Borrowers and the Guarantors have requested that the Lenders and the Issuing Bank amend certain terms and conditions of the Credit Agreement on the terms and conditions set forth herein and consent to an amendment of the Tranche B Loan Agreement; and

        WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement and consent to an amendment of the Tranche B Loan Agreement on the terms and conditions set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             §1.  Definitions.  Capitalized terms used herein without definition that are defined in the Credit Agreement (after giving effect to the amendments thereof set forth herein) shall have the same meanings herein as therein.

             §2.  Ratification of Existing Agreements.  All of the Borrowers' and the Guarantors' obligations and liabilities to the Lenders and the Issuing Bank as evidenced by or otherwise arising under the Credit Agreement, the Revolving Credit Notes and the other Loan Documents, are, by the Borrowers' and the Guarantors' execution of this Agreement, ratified and confirmed in all respects. In addition, by the Borrowers' and the Guarantors' execution of this Agreement, each of the Borrowers and the Guarantors represents and warrants that to the best of each of the Borrowers' and the Guarantors' knowledge it does not have any counterclaim, right of set-off, recoupment, defense or independent action of any kind with respect to such obligations and liabilities.

            §3.  Representations and Warranties.  Each of the Borrowers and the Guarantors hereby represents and warrants to the Lenders and the Issuing Bank that all of the representations and warranties made by the Borrowers and the Guarantors in the Credit Agreement, the Revolving Credit Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

            §4.  Conditions Precedent.  The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

                (a)  Representations and Warranties. All of the representations and warranties made by the Borrowers and the Guarantors herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except as provided in §3 hereof.

                (b)  Performance; No Event of Default. The Borrowers and the Guarantors shall have performed and complied in all respects with all terms and conditions herein required to be performed or complied with by them prior to or at the time hereof, and there shall exist no Default or Event of Default.

              (c)  Corporate Action. All requisite corporate action necessary for the valid execution, delivery and performance by the Borrowers and the Guarantors of this Agreement and all other instruments and documents delivered by the Borrowers and the Guarantors in connection therewith shall have been duly and effectively taken.

              (d)  Delivery. The Borrowers, the Guarantors, the Required Lenders and the Issuing Bank shall have executed and delivered this Agreement.

             (e)  Tranche B Amendment. The Tranche B Lenders and the Borrowers shall have entered into an amendment to the Tranche B Documents in the form attached hereto as Exhibit A and, subject only to this Agreement taking effect, the amendments to the Tranche B Documents set forth therein shall become effective.

            (f)  Fee. The Borrowers shall have paid to the Agent in cash, for the account of the Lenders, the $50,000 of the $100,000 Fourth Amendment Fee that is payable on the Fourth Amendment Date.

        §5.  Amendments to the Credit Agreement.

                 5.1.    Amendments to Section 1.1

        (a) The definition of "Fixed Charge Coverage Ratio" appearing in Section 1.1 of the Credit Agreement is hereby amended by adding the following to the end of such definition:

provided that, solely for the purpose of determining the Fixed Charge Coverage Ratio pursuant to Section 8.10(b) (but not for the purposes of Section 8.6, 8.13 or any other section) for the periods ending on July 31, 2005, October 31, 2005 and January 31, 2006, clause (b)(iii) of this definition instead read as follows (and for the periods ending on April 30, 2006 and thereafter, this proviso shall no longer be applicable): (iii) the amount of any cash payment made by the Credit Parties and their Subsidiaries with respect to underfunded pension liability during the period for which the Fixed Charge Coverage Ratio is being determined (i.e. on a fiscal year-to-date basis).

        (b) The reference to "March 31, 2003" in the definition of "Tangible Capital Base" appearing in Section 1.1 of the Credit Agreement is hereby deleted and replaced with "April 30, 2005."

        (c) The following definitions are added in alphabetical order to Section 1.1 of the Credit Agreement:

"Fourth Amendment Agreement" means the Fourth Amendment Agreement dated as of July 12, 2005 among the Borrowers, the Guarantors, the Lenders, the Issuing Bank and the Administrative Agent with respect to this Agreement.

"Fourth Amendment Date" means the date on which all of the conditions precedent set forth in Section 4 of the Fourth Amendment Agreement have been satisfied (or waived by the Agent).

"Fourth Amendment Fee" has the meaning assigned to such term in Section 2.8(f).

5.2.  Amendment to Section 2.8.

        Section 2.8 of the Credit Agreement is hereby amended by designating clause (f) as clause (g) and by inserting the following clause (f) after clause (e):

        (f) Fourth Amendment Fee. The Borrowers jointly and severally agree to pay to the Agent for the account of the Lenders an additional fee (the "Fourth Amendment Fee") in the amount of $100,000, $50,000 of which fee shall be payable on the Fourth Amendment Date and the balance of which shall be payable on August 1, 2005.

5.3.  Amendment to Section 7.6.

        The proviso at the end of the third sentence of Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        provided that, so long as no Default has occurred and is continuing, the Borrowers shall not be responsible for the costs of more than three such field examinations in any one fiscal year.

5.4.  Amendment to Section 8.6.

        Clause (i) of Section 8.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (i) the Credit Parties had a Fixed Charge Ratio of not less than 1.75 to 1.00 for the four fiscal quarters ended as of the end of the fiscal quarter most recently ended immediately preceding the date of the Restricted Junior Payment, as determined based upon the financial statements and Borrowing Base and Collateral Update Certificate delivered by the Borrower with respect to and as of the end of such fiscal quarter, and (ii) the Credit Parties had a Total Liabilities to Tangible Capital Base Ratio of not less than (a) with respect to prepayments being made prior to the delivery to the Agent of the financial statements of the Parent and its Subsidiaries for the fiscal quarter ended April 30, 2006, 2.90 to 1.00, and (b) thereafter 2.00 to 1.00, in each case for the four fiscal quarters ended as of the end of the fiscal quarter most recently ended immediately preceding the date of the Restricted Junior Payment, in each case as determined based upon the financial statements and Borrowing Base and Collateral Update Certificate delivered by the Borrower with respect to and as of the end of such fiscal quarter;

5.5  Amendment to Section 8.10(b).

        Section 8.10(b) (Fixed Charge Coverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        (b) Fixed Charge Coverage Ratio. The Credit Parties shall not permit the Fixed Charge Coverage Ratio to be less than (i) 1.75 to 1.00 as of April 30, 2003 or July 31, 2003 for the period of four fiscal quarters most recently then ended, (ii) 1.50 to 1.00 as of October 31, 2003 or January 31, 2004 for the period of four fiscal quarters most recently then ended, (iii) 1.75 to 1.00 as of April 30, 2004 for the period of four fiscal quarters most recently then ended, (iv) 1.50 to 1.00 as of July 31, 2004, October 31, 2004, or January 31, 2005 for the period of four fiscal quarters most recently then ended, (v) 1.75 to 1.00 as of April 30, 2005 for the period of four fiscal quarters most recently then ended, (vi) .70 to 1.00 as of July 31, 2005 for the then fiscal year-to-date, (vii) .90 to 1.00 as of October 31, 2005 or January 31, 2006 for the then fiscal year-to-date, (viii) 1.10 to 1.00 as of April 30, 2006 for the period of four fiscal quarters most recently then ended, (ix) 1.25 to 1.00 as of July 31, 2006 for the period of four fiscal quarters most recently then ended, (x) 1.50 to 1.00 as of October 31, 2006 or January 31, 2007 for the period of four fiscal quarters most recently then ended, or (xi) 1.75 to 1.00 as of April 30, 2007 or any fiscal quarter ending thereafter, for the period of four fiscal quarters most recently then ended.

5.6  Amendment to Section 8.10(c).

        Section 8.10(c) (Total Liabilities to Tangible Capital Base Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Total Liabilities to Tangible Capital Base Ratio. The Credit Parties shall not permit the Total Liabilities to Tangible Capital Base Ratio as of the end of any fiscal quarter ending on any date or during any period listed in the table below to be more than the ratio set forth opposite such date or period in such table:

Fiscal Quarters Ending	Ratio
July 31, 2005	4.00 to 1.00
October 31, 2005	4.00 to 1.00
January 31, 2006	3.75 to 1.00
April 30, 2006	3.50 to 1.00
July 31, 2006	3.25 to 1.00
October 31, 2006	3.00 to 1.00
January 31, 2007	2.75 to 1.00
April 30, 2007 and thereafter	2.50 to 1.00

5.7.  Amendment to Section 8.10(d).

           Section 8.10(d) (Capital Expenditures) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) Capital Expenditures. The Credit Parties shall not make any Capital Expenditures (including, without limitation, incurring any Capital Lease Obligations) which, in the aggregate for all Credit Parties, exceed $9,500,000 during any fiscal year of the Parent.

5.8.  Amendment to Section 8.13

(a) Clause (A) of subsection (b)(i) of Section 8.13 is hereby amended and restated in its entirety to read as follows:

        (A)(x)(1) the Credit Parties had a Fixed Charge Coverage Ratio of not less than 1.75 to 1.00 for the four fiscal quarters ended as of the end of the fiscal quarter most recently ended immediately preceding the date of the prepayment, (2) with respect to any fiscal period as to which Section 8.10 requires that the Credit Parties have a specified Fixed Charge Coverage Ratio for a period of less than four fiscal quarters, the Fixed Charge Coverage Ratio of the Credit Parties for such period of less than four fiscal quarters was in compliance with Section 8.10(b) as of the end of the fiscal quarter most recently ended immediately preceding the date of the prepayment (in addition to complying with the requirement of clause (1) of this clause (A) for the period of four fiscal quarters ended on such date), and (3) the Credit Parties had a Total Liabilities to Tangible Capital Base Ratio of not less than (a) with respect to prepayments being made prior to the delivery to the Agent of the financial statements of the Parent and its Subsidiaries for the fiscal quarter ended April 30, 2006, 2.90 to 1.00, and (b) thereafter 2.00 to 1.00, in each case for the four fiscal quarters ended as of the end of the fiscal quarter most recently ended immediately preceding the date of the prepayment with respect to prepayments being made, in each case as determined based upon the financial statements and Borrowing Base and Collateral Update Certificate delivered by the Borrower with respect to and as of the end of such fiscal quarter, or (y) if the condition of clause (x) of this paragraph is not satisfied, the Modified Fixed Charge Coverage Ratio as of the end of the fiscal quarter most recently ended immediately preceding the proposed prepayment date (and after giving effect to the proposed prepayment) for the period of four fiscal quarters most recently then ended shall be not less than 1.20 to 1.00, as determined based upon the financial statements and Borrowing Base and Collateral Update Certificate delivered by the Borrower with respect to and as of the end of such fiscal quarter (it being understood that any failure to satisfy any covenant in Section 8.10, including the required Fixed Charge Coverage Ratio, will constitute an Event of Default, and the Agent and Lenders will have the right to exercise any rights and remedies under Article 9, the Collateral Documents and applicable law notwithstanding any right of the Borrowers to make a prepayment of the Tranche B Loan pursuant to this Section 8.13)).

         §6.  Consent.

The Lenders hereby consent to an amendment of the Tranche B Loan Agreement in the form attached hereto as Exhibit A.

        §7.  Miscellaneous Provisions.

            (a) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Revolving Credit Notes and the other Loan Documents shall remain the same. The Credit Agreement, the Revolving Credit Notes and the other Loan Documents, each as amended hereby, shall continue in full force and effect, and this Agreement and the Credit Agreement, the Revolving Credit Notes and the other Loan Documents, as applicable, shall be read and construed as one instrument.

            (b) This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of Connecticut.

            (c) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

[Remainder of page intentionally blank; Signature Pages follow]

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

BORROWERS

GERBER SCIENTIFIC, INC.

By: /s/ Jay Zager

Name: Jay Zager
Title: Senior Vice President and CFO

GERBER SCIENTIFIC INTERNATIONAL, INC.

By: /s/ Jay Zager

Name: Jay Zager
Title: Vice President and Treasurer

GUARANTORS

GERBER COBURN OPTICAL INTERNATIONAL, INC.

By: /s/ Jay Zager

Name: Jay Zager
Title: Vice President and Treasurer

SPANDEX LIMITED

By: /s/ Stephen Lovass

Name: Stephen Lovass
Title: Director

SPANDEX BENELUX BV

By: /s/ Stephen Lovass

Name: Stephen Lovass
Title: Director

GERBER SCIENTIFIC INTERNATIONAL, LTD. (F/K/A ND GRAPHIC PRODUCTS LIMITED)

By: /s/ William V. Grickis

Name: William V. Grickis
Title: Director

H. BRUNNER GMBH

By: /s/ John D. Henderson

Name: John D. Henderson
Title: Gerschaftfüher

GERBER SCIENTIFIC UK LTD

By: /s/ Stephen Lovass

Name: Stephen Lovass
Title: Director

AGENT

FLEET CAPITAL CORPORATION,

as Administrative Agent

By: /s/

Its:

ISSUING BANK

BANK OF AMERICA, N.A.,

as Issuing Bank

By: /s/

Its:

LENDERS

FLEET CAPITAL CORPORATION

By: /s/

Its:

CONGRESS FINANCIAL CORPORATION

By: /s/

Its:

EXHIBIT A

Form of amendment to Tranche B Loan Agreement